Exhibit 99.1

PRELIMINARY - SUBJECT TO COMPLETION

FERGUSON PLC 1020 ESKDALE ROAD, WINNERSH TRIANGLE WOKINGHAM, RG41 5TS.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2024. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Ferguson in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903 (International charges apply if outside U.S. and Canada)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2024. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The completed proxy card must be received by 11:59 p.m. Eastern Time on May 27, 2024.
U.K. SHAREHOLDERS
For those Shareholders based in the U.K., you may use the above method for returning your vote by mail, or you may return your proxy card to our corporate headquarters at Ferguson plc, Company Secretary, 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS. Please note that you will be unable to use the U.S. postage paid envelope for this purpose.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V29845-S81468       KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FERGUSON PLC
The Board of Directors unanimously recommends that you vote “FOR” Proposal 1 and “FOR” each of Proposals 2.A through 2.H

Special Resolution

1.  The Merger Proposal - RESOLVED, that the merger agreement entered into by and among Ferguson Enterprises Inc., a newly incorporated corporation under the laws of Delaware, Ferguson (Jersey) 2 Limited, a newly formed Jersey incorporated private limited company and Ferguson plc (as it may be amended from time to time, the “Merger Agreement”) and that states, among other things, the terms and means of effecting a merger (the “Merger”) of Ferguson (Jersey) 2 Limited and Ferguson plc under Part 18B (Mergers) of the Companies (Jersey) Law 1991 (as amended, modified, or re-enacted from time to time, the “Jersey Companies Law”) be hereby approved for all purposes, including (without limitation) for the purposes of Article 127F(1) of the Jersey Companies Law and the directors of Ferguson plc (or a duly authorized committee thereof) be and are authorized to take all such action as they may consider necessary or desirable for the implementation of the Merger pursuant to the terms and subject to the conditions contained in the Merger Agreement.

	For ☐	Against ☐	Abstain ☐

Ordinary Resolutions Advisory Organizational Documents Proposals

2.A RESOLVED, that, on an advisory basis, (i) the proposed amended and restated certificate of incorporation (as amended from time to time, the “New TopCo Proposed Certificate of Incorporation”) of Ferguson Enterprises Inc. (“New TopCo”), once adopted, may be amended, altered or repealed in the manner prescribed by the Delaware General Corporation Law, as in effect from time to time and (ii) the proposed amended and restated bylaws of New TopCo, once adopted, may be amended, altered or repealed from time to time by the stockholders of New TopCo by the affirmative vote of holders of a majority of the voting power of the then outstanding shares of New TopCo entitled to vote thereon, and such additional vote as may be required by the New TopCo Proposed Certificate of Incorporation.

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2.B RESOLVED, that, on an advisory basis, the proposed amended and restated bylaws of Ferguson Enterprises Inc. (“New TopCo”), once adopted, may be amended, altered or repealed from time to time by the board of directors of New TopCo without seeking any approval by the New TopCo stockholders, in accordance with the Delaware General Corporation Law, as in effect from time to time.

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2.C RESOLVED, that, on an advisory basis, provisions in the proposed amended and restated bylaws of Ferguson Enterprises Inc. (“New TopCo”) and the proposed amended and restated certificate of incorporation of New TopCo that provide that all vacancies on the New TopCo board of directors be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, and not by the stockholders, be, and hereby are, authorized.

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2.D RESOLVED, that, on an advisory basis, provisions in the proposed amended and restated bylaws of Ferguson Enterprises Inc. (“New TopCo”) relating to the right of New TopCo stockholders to request a special meeting of New TopCo stockholders be, and are hereby, authorized.

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2.E  RESOLVED, that, on an advisory basis, the provisions in the proposed amended and restated certificate of incorporation of Ferguson Enterprises Inc. (“New TopCo”) limiting personal liability for New TopCo directors and certain officers for monetary damages for breach of fiduciary duty as a director or as an officer to the fullest extent permitted under the Delaware General Corporation Law, as in effect from time to time, be, and are hereby, authorized.

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2.F RESOLVED, that, on an advisory basis, the exclusive forum provisions in the proposed amended and restated certificate of incorporation of Ferguson Enterprises Inc. be, and are hereby, authorized.	☐	☐	☐

2.G RESOLVED, that, on an advisory basis, the board of directors (the “New TopCo Board”) of Ferguson Enterprises Inc. (“New TopCo”) be, and is hereby, authorized to issue up to 100,000 shares of preferred stock of New TopCo, par value $0.0001 per share, in one or more series, with such terms and conditions and at such future dates as may be expressly determined by the New TopCo Board and as may be permitted by the Delaware General Corporation Law, as in effect from time to time.

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2.H RESOLVED, that, on an advisory basis, the board of directors of Ferguson Enterprises Inc. (“New TopCo”) be, and is hereby, authorized to issue new shares of common stock, par value $0.0001 per share, of New TopCo in the future without offering pre-emptive rights.

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Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting to be Held on May 30, 2024:

The Notice of Extraordinary General Meeting and Proxy Statement are available at

www.proxyvote.com.

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V29846-S81468

EXTRAORDINARY GENERAL MEETING TO BE HELD ON

THURSDAY, MAY 30, 2024 AT 10:00 A.M. EASTERN TIME (3:00 P.M. U.K. TIME)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, being a member(s) of Ferguson plc (the "Company") hereby appoint(s):

the Chair of the Extraordinary General Meeting	OR	Print the name of the person you are appointing if other than the Chair of the Extraordinary General Meeting.

as proxy with full power of substitution, in the name, place and stead of the undersigned, to represent and to vote all ordinary shares of the Company which the undersigned is entitled to vote at the Extraordinary General Meeting of the Company to be held on Thursday, May 30, 2024 at 10:00 a.m. Eastern Time (3:00 p.m. U.K. Time) and at any adjournment or postponement thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that properly come before the meeting. If you execute and return this proxy card with no name inserted in the space above, the Chair of the Extraordinary General Meeting will be deemed to be your proxy.

This proxy card will be voted as directed. If no direction is given, your proxy will be voted “FOR” Proposal 1 and “FOR” each of Proposals 2.A through 2.H, and in the discretion of the proxy upon such other matters as may properly come before the Extraordinary General Meeting.

If you wish to abstain on any particular resolution, you may use the vote “Abstain” option. Abstentions will be treated as a vote withheld. Under Jersey law, a vote withheld is not a vote in law and will not be counted in the calculation of the proportion of the votes “For” or “Against” a resolution.

To appoint more than one proxy, you may photocopy this proxy card. If the proxy is being appointed in relation to less than your full voting entitlement, please enter the number of shares in relation to which the proxy is authorized to act as your proxy in the box above next to where you insert the proxy holder’s name. If no number is entered, your proxy will be deemed to be authorized in respect of your full voting entitlement (or in the case of a corporate shareholder, the full voting entitlement for each relevant designated account). If you appoint multiple proxies and wish to give them separate instructions to vote or abstain from voting, please indicate how you wish each proxy to vote or abstain from voting on the reverse side of each proxy card on which you have entered the name of your proxy. For the avoidance of doubt, where multiple proxies are appointed, each proxy must be appointed to exercise the rights attached to a different share or shares held by you. All forms must be signed and should be returned together in the same envelope.

Continued and to be signed on reverse side